EXHIBIT 32
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                      STATEMENT OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE



     Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joseph Mazin, the Chairman of the Board and Chief Executive Officer, and Chief Financial Officer of The Flamemaster Corporation (the "Company"), hereby certifies that:

     1) The Company's Form 10-QSB Quarterly Report for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1924; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  February 9, 2004                              /s/ JOSEPH MAZIN
                                                     ---------------------------
                                                     Chairman of the Board and
                                                     Chief Executive Officer and
                                                     Chief Financial Officer